NEWS RELEASE

Contact:  Alliance Data

                 Julie Prozeller – Investors/Analysts

Financial Dynamics

                 212-850-5721

                 alliancedata@fd.com

                 Shelley Whiddon – Media

                 972.348.4310

                 Shelley.whiddon@alliancedata.com

ALLIANCE DATA TERMINATES MERGER AGREEMENT
WITH BLACKSTONE AFFILIATES

Dallas, April 18, 2008 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of transaction-based loyalty and marketing services, today announced that it has terminated the May 17, 2007 merger agreement providing for the acquisition of Alliance Data by affiliates of The Blackstone Group.

The Blackstone affiliates that are parties to the merger agreement today repudiated the agreement by sending the Company a notice purporting to terminate the contract. The notice of termination was ineffective because the merger agreement cannot be terminated under the relevant termination provision by a party that is in breach. The Blackstone affiliates breached their contractual obligations by, among other things, refusing to accept reasonable and customary regulatory requirements and prolonging negotiations with regulators. For these reasons, Alliance Data today terminated the merger agreement.

The merger agreement provides for the payment to Alliance Data of a $170 million business interruption fee in the event of such a breach by the Blackstone affiliates. Because the Blackstone affiliates deny being in breach, Alliance Data has commenced litigation seeking full and timely payment of this fee by Blackstone Capital Partners V L.P., the guarantor of the fee, in the New York State Supreme Court.

Robert A. Minicucci, Chairman of the Special Committee of the Board of Directors of Alliance Data, said, “We are disappointed that Blackstone’s affiliates chose not to satisfy their obligations to consummate this transaction. The contract requires Blackstone’s affiliates to pay to Alliance Data a business interruption fee. However, given their repudiation of the merger agreement and continued refusal to fulfill their contractual obligations, and in order to protect the interests of Alliance Data’s stockholders, we are compelled to litigate this issue to obtain payment in a full and timely manner. Despite the distraction caused by Blackstone, Alliance Data has continued to focus on delivering value to its clients and stockholders. The Company’s strong performance and liquidity demonstrate Alliance Data’s continued commitment to this goal.”

About Alliance Data

Alliance Data (NYSE: ADS) is a leading provider of marketing, loyalty and transaction services, managing over 120 million consumer relationships for some of North America’s most recognizable companies. Using transaction-rich data, Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs over 9,000 associates at more than 60 locations worldwide. Alliance Data’s brands include AIR MILES®, North America’s premier coalition loyalty program, and Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services. For more information about the company, visit its website, www.AllianceData.com.

Alliance Data’s Safe Harbor Statement/Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. These risks, uncertainties and assumptions include those made with respect to and any developments related to the termination of the proposed merger with an affiliate of The Blackstone Group, including risks and uncertainties arising from actions that the respective parties to the merger agreement may take in connection therewith. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

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